PRESS RELEASE

For:                                                                        THE MACERICH COMPANY

Press Contact:                                   Arthur Coppola, President and Chief Executive Officer

                                                                                                 or

                                                            Thomas E. O’Hern, Executive Vice President and

                                                                       Chief Financial Officer

                                                                       (310) 394-6000

      MACERICH ANNOUNCES 2004 RESULTS

Santa Monica, CA (2/10/05) — The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter and year ended December 31, 2004 which included funds from operations (“FFO”) per share – diluted increasing 12% to $1.16 compared to $1.04 for the quarter ended December 31, 2003 and $3.90 for the year ended December 31, 2004, a 9% increase compared to $3.58 for 2003. Net income available to common stockholders for the quarter ended December 31, 2004 was $30.0 million or $.51 per share-diluted (“EPS”) compared to $25.5 million or $.44 per share-diluted for the quarter ended December 31, 2003. For the year ended December 31, 2004 net income was $82.5 million or $1.40 per share-diluted compared to $113.2 million or $2.09 per share-diluted for the year ended December 31, 2003. Net income for the year ended December 31, 2003 was positively impacted by net gain on sales of consolidated assets of $34.5 million or $.46 per share-diluted compared to a net gain on asset sales of $8 million or $.11 per share-diluted for the year ended December 31, 2004. A reconciliation of net income to FFO and net income per common share-diluted (“EPS”) to FFO per share-diluted is included in the financial highlights section of this press release. The Company’s definition of FFO is in accordance with the definition provided by the National Association of Real Estate Investment Trusts (“NAREIT”).

Recent highlights:

o	During the quarter, Macerich signed 208,000 square feet of specialty store leases at average initial rents of $38.92 per square foot. First year rents on mall and freestanding store leases signed during the quarter were 34% higher than average expiring rents.

o	Total same center tenant sales, for the quarter ended December 31, 2004, were up 4.2% compared to sales levels for the quarter ended December 31, 2003. Total same center tenant sales for the year were up 5.9% compared to 2003. Total portfolio mall store sales per square foot were $391 during 2004 compared to $361 for 2003.

o	Portfolio occupancy at December 31, 2004 was 92.5% compared to 93.3% at December 31, 2003.

o	Growth in same center net operating income for the quarter was 3.96% compared to the quarter ended December 31, 2003.

o	The grand opening of the $275 million expansion of Queens Center took place in November. Occupancy of the expanded center was 96% at year end.

o	The Company announced an agreement to acquire the Wilmorite Company for $2.33 billion.

Commenting on results and recent events, Arthur Coppola, President and Chief Executive Officer of Macerich stated, “The quarter was highlighted by continued strong leasing activity including very positive releasing spreads and solid growth in same center net operating income.”

Redevelopment and Development Activity

At Queens Center, the multi-phased $275 million redevelopment and expansion had its grand opening the weekend of November 19th. The project increased the size of the center from 620,000 square feet to approximately one million square feet. During the course of the last 12 months, 109 new or expanded stores have opened at Queens Center. New tenants recently opened include Banana Republic, Godiva, Guess, Coach, Aldo Shoes, Club Monaco, Benetton, American Eagle Outfitters, Bostonian, Urban Outfitters, Applebee’s Neighbor Bar & Grill, GNC and Queens Diner. Tenants who have recently expanded their presence at Queens Center include, The Gap, H & M, Victoria’s Secret and Forever 21.

At Washington Square in suburban Portland the Company is proceeding with an expansion project which consists of the addition of 80,000 square feet of shop space. The expansion is underway with substantial completion earmarked for the fourth quarter of 2005.

The development of San Tan Village progresses.  The 500 acre master planned Gilbert project will unfold during several phases of development which will be driven by market and retailers’ needs. Upon full completion, San Tan Village will represent 3,000,000 square feet of retail space. Phase I, featuring a 29 acre full service power center, will open a Wal-Mart in 2005 followed by a Sam’s Club later in the year.  Phase II represents an additional 308,000 square feet of gross leaseable area.  Leases have been signed with OfficeMax, Jo-Ann Superstore, Bed Bath & Beyond, Marshall’s and DSW Designer Shoes representing 157,000 square feet.  Phase II is projected to open September 2005. The regional shopping center component of San Tan Village sits on 120 acres representing 1.3 million square feet. The center’s multi-faceted design will incorporate quality elements from other retail formats including the successful traditional enclosed mall anchored by Dillard’s and May Co.‘s Robinsons-May, an open-air lifestyle center and an 18-screen Harkins Theatre entertainment district.  Infrastructure improvements are underway. The entertainment district could open as early as 2006 followed by a projected fall 2007 opening for the majority of the balance of the center.

Acquisitions

The acquisition of Fiesta Mall closed in November. The acquisition of Fiesta solidified Macerich’s dominance in the Phoenix market. Fiesta is a 1,000,000 square foot super regional mall. It is anchored by Dillard’s, Macy, Sears and Robinsons- May. The mall’s shops have annual sales per square foot of $362. The purchase price was $135 million. Shortly after closing the Company placed a 10 year $84 million fixed rate loan at 4.87%.

On December 23, 2004 the Company announced that it had signed a definitive agreement to acquire Wilmorite Properties, Inc. and Wilmorite Holdings L.P. (“Wilmorite”). The total purchase price will be approximately $2.33 billion, including the assumption of approximately $882 million of existing debt at an average interest rate of 6.43% and the issuance of convertible preferred units and common units totaling an estimated $320 million. Approximately $210 million of the convertible preferred units can be redeemed, subject to certain conditions, for that portion of the Wilmorite portfolio generally located in the greater Rochester area. The balance of the consideration to Wilmorite’s equity holders will be paid in cash. This transaction has been approved by each company’s Board of Directors, subject to customary closing conditions. A majority-in-interest of the limited partners of Wilmorite Holdings L.P. and of the stockholders of its general partner, Wilmorite Properties, Inc., have also approved this acquisition. It is currently anticipated that this transaction will be completed in March, 2005.

Wilmorite’s existing portfolio includes interests in 11 regional malls and two open-air community centers, with 13.4 million square feet of space located in Connecticut, New York, New Jersey, Kentucky and Virginia. Approximately 5 million square feet of gross leaseable area is located at three premier regional malls: Tysons Corner Center in McLean, Virginia, Freehold Raceway Mall in Freehold, New Jersey and Danbury Fair Mall in Danbury, Connecticut. The average tenant sales per square foot, for these three centers, is in excess of $525. The total portfolio average of mall store annual sales per square foot is $403. On a pro forma basis reflecting this acquisition, Macerich will own 75 regional malls with total portfolio square footage increasing to approximately 76.4 million square feet.

Earnings Guidance

At this time management is not modifying the previously provided guidance for 2005. The EPS and FFO per share guidance will be readdressed after the closing of the Wilmorite transaction discussed above.

The Macerich Company is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. The Company is the sole general partner and owns an 81% ownership interest in The Macerich Partnership, L.P. Macerich now owns approximately 63 million square feet of gross leaseable area consisting primarily of interests in 64 regional malls. Additional information about The Macerich Company can be obtained from the Company’s web site at www.macerich.com

Investor Conference Call

The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com and through CCBN at www.fulldisclosure.com. The call begins today, February 10 at 12:30 PM Pacific Time. To listen to the call, please go to any of these web sites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com will be available for one year after the call.

Note: This release contains statements that constitute forward-looking statements. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates and terms, interest rate fluctuations, availability and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, for a discussion of such risks and uncertainties.

(See attached tables)

##

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Results before SFAS 144 (f)		Impact of SFAS 144 (f)		Results after SFAS 144 (f)
Results of Operations:	For the Three Months Ended December 31		For the Three Months Ended December 31		For the Three Months Ended December 31
	Unaudited				Unaudited
	2004	2003	2004	2003	2004	2003
Minimum Rents (e)	100,181	82,790	(2,625)	(3,787)	97,556	79,003
Percentage Rents	10,071	7,958	(348)	(370)	9,723	7,588
Tenant Recoveries	43,792	43,271	(969)	(1,451)	42,823	41,820
Management Companies (c)	6,128	5,414	--	--	6,128	5,414
Other Income	6,876	5,598	(101)	(71)	6,775	5,527

Total Revenues	167,048	145,031	(4,043)	(5,679)	163,005	139,352

Shopping center and operating expenses	50,659	45,235	(1,626)	(1,544)	49,033	43,691
Management Companies' operating expenses (c)	13,617	9,837	--	--	13,617	9,837
Depreciation and amortization	41,126	36,303	(951)	(2,259)	40,175	34,044
General, administrative and other expenses (c)	2,993	1,740			2,993	1,740
Interest expense	40,787	34,418	53	(608)	40,840	33,810
Loss on early extinguishment of debt	--	29	--	15	--	44
Gain (loss) on sale or writedown of assets	7,048	(117)	(6,822)	85	226	(32)
Pro rata income (loss) of unconsolidated entities (c)	14,631	16,489	--	--	14,631	16,489
Income (loss) of the Operating Partnership from
continuing operations	39,545	33,841	(8,341)	(1,198)	31,204	32,643

Discontinued Operations:
Gain (loss) on sale of asset	--	--	6,822	(85)	6,822	(85)
Income from discontinued operations	--	--	1,519	1,283	1,519	1,283
Income before minority interests	39,545	33,841	--	--	39,545	33,841
Income allocated to minority interests	7,220	5,994	--	--	7,220	5,994
Net income before preferred dividends	32,325	27,847	--	--	32,325	27,847
Dividends earned by preferred stockholders (a)	2,358	2,357	--	--	2,358	2,357
Net income to common stockholders	29,967	25,490	--	--	29,967	25,490

Average number of shares outstanding - basic	58,772	57,745			58,772	57,745

Average shares outstanding,-basic, assuming
full conversion of OP Units (d)	72,914	71,324			72,914	71,324

Average shares outstanding - diluted for FFO (d)	76,928	75,491			76,928	75,491

Per share income- diluted before discontinued operations	--	--			0.40	0.42

Net income per share-basic	0.51	0.44			0.51	0.44

Net income per share- diluted	0.51	0.44			0.51	0.44

Dividend declared per share	0.65	0.61			0.65	0.61

Funds from operations "FFO" (b) (d)- basic	87,198	75,964			87,198	75,964

Funds from operations "FFO" (a) (b) (d) - diluted	89,556	78,321			89,556	78,321

FFO per share- basic (b) (d)	1.20	1.07			1.20	1.07

FFO per share- diluted (a) (b) (d)	1.16	1.04			1.16	1.04

percentage change					12.21%

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Results before SFAS 144 (f)		Impact of SFAS 144 (f)		Results after SFAS 144 (f)
Results of Operations:	For the Year Ended Ended December 31		For the Year Ended Ended December 31		For the Year Ended Ended December 31
	Unaudited				Unaudited
	2004	2003	2004	2003	2004	2003
Minimum Rents (e)	340,282	300,578	(10,593)	(14,280)	329,689	286,298
Percentage Rents	18,236	12,999	(582)	(572)	17,654	12,427
Tenant Recoveries	163,827	158,600	(4,822)	(5,904)	159,005	152,696
Management Companies (c)	21,751	14,630	--	--	21,751	14,630
Other Income	19,642	17,830	(473)	(304)	19,169	17,526

Total Revenues (e)	563,738	504,637	(16,470)	(21,060)	547,268	483,577

Shopping center and operating expenses	171,375	157,852	(6,392)	(6,527)	164,983	151,325
Management Companies' operating expenses (c)	38,298	31,587	--	--	38,298	31,587
Depreciation and amortization	146,383	110,156	(4,287)	(5,236)	142,096	104,920
General, administrative and other expenses (c)	11,077	8,482			11,077	8,482
Interest expense	146,382	133,265	(55)	(2,558)	146,327	130,707
Loss on early extinguishment of debt	1,642	155	--	15	1,642	170
Gain (loss) on sale or writedown of assets	8,041	34,451	(7,114)	(22,031)	927	12,420
Pro rata income of unconsolidated entities (c)	54,881	59,348	--	--	54,881	59,348
Income (loss) of the Operating Partnership from
continuing operations	111,503	156,939	(12,850)	(28,785)	98,653	128,154

Discontinued Operations:
Gain on sale of asset	--	--	7,114	22,031	7,114	22,031
Income from discontinued operations	--	--	5,736	6,754	5,736	6,754
Income before minority interest	111,503	156,939	--	--	111,503	156,939
Income allocated to minority interests	19,870	28,907	--	--	19,870	28,907
Net income before preferred dividends	91,633	128,032	--	--	91,633	128,032
Dividends earned by preferred stockholders (a)	9,140	14,816	--	--	9,140	14,816
Net income to common stockholders	82,493	113,216	--	--	82,493	113,216

Average number of shares outstanding - basic	58,537	53,669			58,537	53,669

Average shares outstanding,-basic, assuming
full conversion of OP Units (d)	72,715	67,332			72,715	67,332

Average shares outstanding - diluted for FFO (d)	76,727	75,198			76,727	75,198

Per share income- diluted before discontinued operations					1.22	1.71

Net income per share-basic	1.41	2.11			1.41	2.11

Net income per share- diluted	1.40	2.09			1.40	2.09

Dividend declared per share	2.48	2.32			2.48	2.32

Funds from operations "FFO" (b) (d)- basic	290,032	254,315			290,032	254,315

Funds from operations "FFO" (a) (b) (d) - diluted	299,172	269,131			299,172	269,131

FFO per share- basic (b) (d)	3.99	3.78			3.99	3.78

FFO per share- diluted (a) (b) (d)	3.90	3.58			3.90	3.58

percentage change					8.95%

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
On February 25, 1998, the Company sold $100,000 of convertible preferred stock and on June 16, 1998 another $150,000 of convertible preferred stock was issued. The convertible preferred shares can be converted on a 1 for 1 basis for common stock. These preferred shares are assumed converted for purposes of net income per share for 2003 and are not assumed converted for purposes of net income per share for 2004 as it would be antidilutive to those calculations. On September 9, 2003, 5.487 million shares of Series B convertible preferred stock were converted into common shares. The weighted average preferred shares outstanding are assumed converted for purposes of FFO per diluted share as they are dilutive to that calculation for all periods presented.

(b)	The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (GAAP) measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FFO and FFO on a fully diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. FFO on a fully diluted basis is one of the measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income as defined by GAAP and is not indicative of cash available to fund all cash flow needs. FFO as presented may not be comparable to similarly titled measures reported by other real estate investment trusts.

Effective January 1, 2003, gains or losses on sale of peripheral land and the impact of SFAS 141 have been included in FFO. The inclusion of gains on sales of peripheral land increased FFO for the three and twelve months ended December 31, 2004 by $1,448 and $4,403 respectively, or by $.02 per share and $.06 per share, respectively. Additionally, the impact of SFAS No. 141 increased FFO for the three and twelve months ended December 31, 2004 by $3.4 million and $11.3 million, respectively, or by $.04 per share and approximately $.15 per share, respectively. The inclusion of gains on sales of peripheral land increased FFO for the three and twelve months ended December 31, 2003 by $189 and $1,441, respectively, or by approximately $.00 per share and $.02 per share, respectively. Additionally, the impact of SFAS 141 increased FFO for the three and twelve months ended December 31, 2003 by $2.1 million and $5.6 million, respectively, or by $.03 per share and $.075 per share, respectively. The Company adopted SFAS No. 141 (see Note (e) below) effective October 1, 2002.

(c)	This includes, using the equity method of accounting, the Company’s prorata share of the equity in income or loss of its unconsolidated joint ventures for all periods presented and for Macerich Management Company through June 2003. Effective July 1, 2003, the Company has consolidated Macerich Management Company. Certain reclassifications have been made in the 2003 financial highlights to conform to the 2004 financial highlights presentation.

(d)	The Company has operating partnership units (“OP units”). Each OP unit can be converted into a share of Company stock. Conversion of the OP units has been assumed for purposes of calculating the FFO per share and the weighted average number of shares outstanding.

(e)	Effective October 1, 2002, the Company adopted SFAS No. 141, Business Combinations, which requires companies that have acquired assets subsequent to June 2001 to reflect the discounted net present value of market rents in excess of rents in place at the date of acquisition as a deferred credit to be amortized into income over the average remaining life of the acquired leases. The impact on diluted EPS for the three and twelve months ended December 31, 2004 was approximately $.05 and $.15 per share, respectively. The impact on diluted EPS for the three and twelve months ending December 31, 2003 was approximately $.03 per share and $.07 per share, respectively. In accordance with the NAREIT definition of FFO, the impact of this accounting treatment is included in FFO.

(f)	In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company adopted SFAS 144 on January 1, 2002. The Company sold its 67% interest in Paradise Village Gateway on January 2, 2003 (acquired in July 2002), and the loss on sale of $0.2 million has been reclassified to discontinued operations. Additionally, the Company sold Bristol Center on August 4, 2003, and the results for the period January 1, 2003 to December 31, 2003 have been reclassified to discontinued operations. The sale of Bristol Center resulted in a gain on sale of asset of $22.2 million. On December 17, 2004, the Company sold Westbar and the results for the twelve months ending December 31, 2004 and 2003 have been reclassified to discontinued operations. The sale of Westbar resulted in a gain on sale of $6.8 million. Additionally, the results of Crossroads Mall in Oklahoma for the twelve months ending December 31, 2004 and 2003 have been reclassified to discontinued operations as the Company has identified this asset for disposition.

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Summarized Balance Sheet Information	Dec 31 2004	Dec 31 2003
	(UNAUDITED)
Cash and cash equivalents	$72,114	$47,160
Investment in real estate, net (i)	$3,574,553	$3,186,725
Investments in unconsolidated entities (j)	$618,523	$577,908
Total Assets	$4,637,096	$4,145,593
Mortgage and notes payable	$3,230,120	$2,682,599
Pro rata share of debt on unconsolidated entities	$1,147,268	$1,046,042
Additional financial data as of:	Dec 31 2004	Dec 31 2003
Occupancy of centers (g)
consolidated assets	92.60%	92.80%
unconsolidated assets	92.40%	93.80%
Total portfolio	92.50%	93.30%
Comparable quarter change in same center sales (g) (h)
consolidated assets	2.90%	0.20%
unconsolidated assets	5.20%	4.80%
Total portfolio	4.20%	2.60%
Sales per square foot (h):
consolidated assets	$368	$350
unconsolidated assets	$414	$372
Total portfolio	$391	$361
Additional financial data for the twelve months ended:
Acquisitions of property and equipment - including joint ventures prorata	$342,235	$339,997
Redevelopment and expansions of centers- including joint ventures prorata	$145,888	$183,896
Renovations of centers- including joint ventures at prorata	$31,286	$24,468
Tenant allowances- including joint ventures at prorata	$21,361	$12,043
Deferred leasing costs- including joint ventures at prorata	$20,488	$18,486
(g)	excludes redevelopment properties- 29th Street Center, Parklane Mall, Santa Monica Place

(h)	includes mall and freestanding stores.

(i)	includes construction in process on wholly owned assets of $88,228 at December 31, 2004 and $268,810 at December 31, 2003.

(j)	the Company’s prorata share of construction in process on unconsolidated entities of $32,047 at December 31, 2004 and $16,510 at December 31, 2003.

PRORATA SHARE OF JOINT VENTURES	For the Three Months Ended December 31		For the Year Ended December 31
	(UNAUDITED)		(UNAUDITED)
(Unaudited)	(All amounts in thousands)		(All amounts in thousands)
	2004	2003	2004	2003
Revenues:
Minimum rents	$ 45,805	$ 39,793	$ 174,591	$157,445
Percentage rents	7,074	4,625	11,528	8,163
Tenant recoveries	19,525	16,828	75,524	66,833
Management fee (c)	--	--	--	5,250
Other	2,146	1,428	6,917	4,810

Total revenues	74,550	62,674	268,560	242,501

Expenses:
Shopping center expenses	24,658	20,837	91,894	78,459
Interest expense	15,594	14,392	63,550	56,703
Management company expense (c)	--	--	--	3,013
Depreciation and amortization	20,072	10,952	61,060	45,133

Total operating expenses	60,324	46,181	216,504	183,308

(Loss) on early extinguishment of debt	(367)	--	(528)	--
Gain (loss) on sale or writedown of assets	772	(4)	3,353	155

Net income	14,631	16,489	54,881	59,348

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

RECONCILIATION OF NET INCOME TO FFO (b)(e)	For the Three Months Ended December 31		For the Year Ended December 31
	(UNAUDITED)		(UNAUDITED)
	(All amounts in thousands)		(All amounts in thousands)
	2004	2003	2004	2003
Net income - available to common stockholders	$ 29,967	$ 25,490	$ 82,493	$ 113,216
Adjustments to reconcile net income to FFO- basic
Minority interest	7,220	5,994	19,870	28,907
(Gain ) loss on sale of wholly owned assets	(7,048)	117	(8,041)	(34,451)
plus gain on land sales- consolidated assets	600	195	939	1,054
less impairment writedown of consolidated assets	--	--	--	--
( Gain) loss on sale or write-down of assets from
unconsolidated entities (pro rata share)	(772)	4	(3,353)	(155)
plus gain on land sales- unconsolidated assets	849	(5)	3,464	387
less impairment writedown of unconsolidated assets	--	--	--	--
Depreciation and amortization on consolidated assets	41,126	36,303	146,383	110,156
Less depreciation allocated to minority interests	(1,555)	(586)	(1,555)	(586)
Depreciation and amortization on joint ventures and
from the management companies (pro rata)	20,072	10,952	61,060	45,133
Less: depreciation on personal property and
amortization of loan costs and interest rate caps	(3,261)	(2,500)	(11,228)	(9,346)

Total FFO - basic	87,198	75,964	290,032	254,315
Additional adjustment to arrive at FFO -diluted
Preferred stock dividends earned	2,358	2,357	9,140	14,816
Effect of employee/director stock incentive plans	--	--	--	--

FFO - diluted	89,556	78,321	299,172	269,131

	For the Three Months Ended December 31		For the Year Ended December 31
	(UNAUDITED)		(UNAUDITED)
	(All amounts in thousands)		(All amounts in thousands)
Reconciliation of EPS to FFO per diluted share:	2004	2003	2004	2003
Earnings per share	$0.51	$0.44	$1.40	$2.09
Per share impact of depreciation and amortization real estate	$0.77	$0.61	$2.68	$1.93
Per share impact of gain on sale of depreciated assets	($ 0.09)	$0.00	($ 0.10)	($0.44)
Per share impact of preferred stock not dilutive to EPS	($ 0.03)	($0.01)	($0.08)	$0.00

Fully Diluted FFO per share	$1.16	$1.04	$3.90	$3.58

THE MACERICH COMPANY RECONCILIATION OF NET INCOME TO EBITDA	For the Three Months Ended December 31		For the Year Ended December 31
	(UNAUDITED)		(UNAUDITED)
	(All amounts in thousands)		(All amounts in thousands)
	2004	2003	2004	2003
Net income - available to common stockholders	29,967	25,490	82,493	113,216
Interest expense	40,787	34,418	146,382	133,265
Less interest expense allocated to minority interests	(480)	(406)	(480)	(406)
Interest expense - unconsolidated entities (pro rata)	15,594	14,392	63,550	56,703
Depreciation and amortization - wholly-owned centers	41,126	36,303	146,383	110,156
Less depreciation allocated to minority interests	(1,555)	(586)	(1,555)	(586)
Depreciation and amortization - unconsolidated entities (pro rata)	20,072	10,952	61,060	45,133
Minority interest	7,220	5,994	19,870	28,907
Loss on early extinguishment of debt	--	29	1,642	155
Loss on early extinguishment of debt - unconsolidated entities	367	--	528	--
Loss (gain) on sale of assets - wholly-owned centers	(7,048)	117	(8,041)	(34,451)
Loss (gain) on sale of assets - unconsolidated entities (pro rata)	(772)	4	(3,353)	(155)
Preferred dividends	2,358	2,357	9,140	14,816

EBITDA (k)	$ 147,636	$ 129,064	$ 517,619	$466,753

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

THE MACERICH COMPANY
RECONCILIATION OF EBITDA TO SAME CENTERS - NET OPERATING INCOME ("NOI")

	For the Three Months Ended December 31		For the Year Ended December 31
	(UNAUDITED)		(UNAUDITED)
	(All amounts in thousands)		(All amounts in thousands)
	2004	2003	2004	2003
EBITDA (k)	$ 147,636	$ 129,064	$ 517,619	$ 466,753
Add: REIT general and administrative expenses	2,993	1,740	11,077	8,482
Management Companies' revenues (c)	(6,128)	(5,414)	(21,751)	(14,630)
Management Companies' operating expenses (c)	13,617	9,837	38,298	30,038
EBITDA of non-comparable centers	(29,472)	(11,481)	(89,150)	(45,505)

SAME CENTERS - Net operating income ("NOI") (l)	$ 128,646	$ 123,746	$ 456,093	$ 445,138

(k)	EBITDA represents earnings before interest, income taxes, depreciation, amortization, minority interest, extraordinary items, gain (loss) on sale of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(l)	The Company presents same-center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same-center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company’s general and administrative expenses.